[logo - Capital Research and Management sm]	Endowments One Market, Steuart Tower Suite 1800 San Francisco, California 94105 Phone (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

ROBERT G. O'DONNELL, Vice Chairman and Principal Executive Officer, and SUSI M. SILVERMAN, Treasurer and Principal Financial Officer of Endowments (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended July 31, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

ENDOWMENTS	ENDOWMENTS

/s/ Robert G. O'Donnell	/s/ Susi M. Silverman
Robert G. O'Donnell, Vice Chairman	Susi M. Silverman, Treasurer

Date: October 6, 2006	Date: October 6, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ENDOWMENTS and will be retained by ENDOWMENTS and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.